UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAPSTONE INTERNATIONAL CORPORATION

(Name of small business issuer in its charter)

DELAWARE

(State or jurisdiction of incorporation or organization)

7260

(Primary Standard Industrial Classification Code Number)

66-0349372

(I.R.S. Employer Identification No.)

13888 - 70th Avenue, Suite 246

Surrey, B.C., Canada,V3W 0R8

(604) 599-8843

(Address and telephone number of principal executive offices)

The Corporation Trust Company of Delaware

1209 Orange Street

Wilmington, Delaware, 19801

(302) 658-4205

(Name, address and telephone numbers of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

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CALCULATION OF REGISTRATION FEE

<table>
Title of Each Class of Securities To Be Registered	Dollar Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	3,550,000	$.01[1]	$35,500	$8.88

</table>

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

SELLING SHAREHOLDERS' REGISTRATION STATEMENT ON FORM SB-2 FOR

CAPSTONE INTERNATIONAL CORPORATION

Capstone is offering 3,550,000 Shares of its $0.001 Par Value Common Stock. The Shareholders listed on pages 7 and 8 are selling 2,050,000 of those shares. This offering has a minimum offering amount of $15,000, and maximum of $35,500. If the minimum amount is not raised, Capstone intends to return any stock sales proceeds to the investor(s).

Prior to this registration, there has been no public market for the shares of Common Stock - see RISK FACTORS and DESCRIPTION OF SECURITIES. There can be no assurances that an active trading market will continue in the future. Additionally, Capstone is still required to maintain certain minimum criteria, of which there can be no assurance (See RISK FACTORS on page 4).

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adaquacy of this prospectus/proxy. Any representation to the contrary is a criminal offense.

An investment in the securities offered hereby involves a high degree of risk and immediate substantial dilution of the book value of the common stock and should be considered only by persons who can afford the loss of their entire investment. See DILUTION and RISK FACTORS, PAGE 4.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

Capstone International Corporation ("Capstone", "we", "us", "the Company", "the Registrant") is a development stage company. If we are only able to raise a portion of the proceeds identified in this filing, our ability to continue with this business will be in jeopardy.

This is a direct participation offering, and we do not intend to use a broker-dealer to sell our stock. Failure to use the services of a broker-dealer or underwriter may adversely affect our ability to sell all of the stock offered, and may have a negative impact on the development of our business.

The Penny Stock Reform Act (Securities Exchange Act 3(a)(51A)) defines a penny stock as an equity security that is not registered on a national stock exchange or authorized for quotation on NASDAQ, and that sells for under $5.00 per share. Capstone's stock will be considered a penny stock under the said Act. Since the Company's stock will be considered a penny stock, a broker-dealer is required to provide a risk disclosure statement to a customer prior to recommending the sale of its stock. This could severely limit the ability to create a market for shares of Capstone's stock,

Capstone has no arrangements to place any funds received into escrow. Delaware law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.

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TABLE OF CONTENTS

<table>
Item	Item in Form SB-2 Prospectus Caption	Page

1	Front of Registration Statement and Outside Front Cover Page of Prospectus	1
2	Inside Front and Outside Back Cover Pages of Prospectus	2
3	Summary Information and Risk Factors	5
4	Use of Proceeds	7 7
5	Determination of Offering Price	9
6	Dilution	9
7	Selling Security Holders	9
8	Plan of Distribution	11
9	Legal Proceedings	2 12
10	Directors, Executive Officers, Promoters and Control Persons	12
11	Security Ownership of Certain Beneficial Owners and Management	13
12	Description of Securities	13
13	Interest of Named Experts and Counsel	14
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	14
15	Organization within Last Five Years	14
16	Description of Business	14
17	Management's Discussion and Analysis or Plan of Operation	18
18	Description of Property	21
19	Certain Relationships and Related Transactions	21
20	Market for Common Equity and Related Stockholder Matters	21
21	Executive Compensation	22
22	Financial Statements	22
23	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	31
24	Indemnification of Directors and Officers	31
25	Other Expenses of Issuance and Distribution	31
26	Recent Sales of Unregistered Securities	31
27	Exhibits	32
28	Undertakings	32
	Signatures	33

</table>

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.


Item 3. Summary Information and Risk Factors

PROSPECTUS SUMMARY.

The following summary is qualified in its entirety by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. This document contains no proxy statement.

Capstone International Corporation ("Capstone", "we", "us", "the Company", "the Registrant") was incorporated on November 16, 2000, in the state of Delaware. The Company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Capstone has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.

Capstone is a development stage company that has never engaged in any business operations. We intend to operate a full service death services, or funeral business. When fully operational our business will provide every aspect of death services: insurance and annuity products to cover funeral expenses, cremation services, funeral services, burial sites, columbarium facilities, memorial products, reception facilities and a presence on the Internet. Our Internet address will be www.cicwebsite.com.

Capstone intends to begin operations in Canada and has no plans to expand into the United States for the foreseeable future. We will start off by selling insurance and annuity products, then in the second year move into full service funerals, cremations and memorialization products. We expect it will take approximately one year to build an effective network of insurance brokers and agents, and to accumulate the financial resources necessary to expand the business.

Except for the actual service aspect of the business, virtually all of the products Capstone intends to sell will be supplied to the Company by wholesalers. There is an extensive network of casket, urn and monument manufacturers, as well as equipment and supply companies that serve the funeral industry. Insurance and annuity products are also available from many sources. We foresee no problem in establishing favorable relationships with the suppliers we need to conduct our business. At this time, Capstone has not entered into any contracts with suppliers, nor has it had any meetings or negotiations regarding future relationships.

It is doubtful that Capstone will be able to continue as a going concern unless we are able to raise additional funding. The Company does not currently have the approximately $200,000 needed to develop and market the insurance and annuity product line, nor do we have a source to supply the necessary funding. At this time, we believe it will take from three (3) to six (6) months to raise capital for completion of the development of the business.

Capstone anticipates that it will operate in a deficit position and continue to sustain net losses for the foreseeable future. As at March 31, 2001, Capstone's accumulated deficit was $968.00.

Currently, Capstone has a Board of Directors made up of three individuals. These three Board members have assumed responsibility for all planning and development work and will continue to do so throughout the beginning stages of the Company. There are no employees at the present time and there are no plans to hire substantial numbers of employees during the next twelve months.

There is currently no market for Capstone stock.

RISK FACTORS

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Capstone. Each perspective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus.

Lack of Operational Experience: Capstone is a start-up company in its pre-operational development stage. Neither the Company nor its management has any direct experience operating a businesses in this industry. It is possible that this lack of relevant operational experience could prevent Capstone from becoming a profitable business.

As at March 31, 2001, Capstone sustained operating losses of $968 due to incorporation and legal expenses. The accumulated deficit as at March 31, 2001 is also $968.

Failure to Secure an Insurance Underwriter and Annuity Supplier: Capstone has not yet secured an insurance underwriter or a company to supply annuity products. Without an insurance and annuity product it will be very difficult, if not impossible, for the Company to generate the revenues necessary to develop the business.

Failure to Secure Insurance and Annuity Brokers and Agents: Capstone intends to use both Brokers and agents to sell its insurance and annuity products. Without existing relationships or contacts in the insurance and financial services sectors, it will be difficult for Capstone to attract qualified and reputable firms and individuals. If Capstone continues to be unable to attract the qualified and reputable firms and individuals necessary to make sales, the business may fail.

Inability to Compete Against Strong, Well-Established Competition: Capstone will be competing in an already well-established marketplace, with businesses that have been in the industry for many years. The chief competitive factors will be reputation, quality of service and price. Capstone will find it very difficult to compete with strong, well-established competitors.

Additionally, Capstone will be competing with firms that have substantially greater marketing, financial and human resources than Capstone. These established competitors will also have achieved a high level of brand recognition. Many of these competitors have similar if not identical services to those being contemplated by Capstone, and will be competing directly with Capstone. Such increased competition may result in price reductions, reduced profit margins and an inability for Capstone to gain market share. All of these factors will have a material adverse effect on Capstone's financial condition and results of operations.

Failure to Secure Additional Financing: Capstone will require additional financing in order to establish profitable operations. Such financing may not be forthcoming, and even if additional financing is available, it may not be available on terms favorable to Capstone.

Failure to Attract and Retain Experienced Management: The success of Capstone is largely dependent upon the Company's ability to attract and retain qualified management professionals. It is doubtful that Capstone can be successful if we are unable to attract and retain qualified experienced management.

No Expectations to Pay Cash Dividends in the Near Future: The holders of Capstone common stock are entitled to receive dividends when, and if declared by the Board of Directors. The Company does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, Capstone has not paid cash dividends on the common stock.

Lack of Public Trading Market and Difficulty in Trading Stock: There is presently no public trading market for Capstone common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. Capstone intends to have its common stock listed on the OTC Bulletin Board as soon as practicable, however there can be no assurance that the Company's shares will be listed on the OTC Bulletin Board. Until there is an established trading market, holders of Capstone common stock may find it difficult to sell or to obtain accurate quotations for the price of the common stock.

Rules Governing Low-Priced Stocks that May Effect Ability to Resell Shares: Capstone's Common Stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend the Company's shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in or trade Capstone's shares. In turn, this may affect the investor's ability to resell those shares in the public market.

Non-Liquidity of Securities: Capstone does not currently meet the requirements to have shares listed on the American Stock Exchange ("AMEX") or the NASDAQ Stock Market; therefore, any market for securities that does develop will be highly illiquid. It is unlikely that Capstone stock will achieve sufficient distribution or that it will be able to obtain the number of market-makers necessary to obtain a listing on the NASDAQ Stock Market in the foreseeable future.

Item 4. Use of Proceeds

This offering has a minimum offering amount of $15,000, and maximum of $35,500. If the minimum amount is not raised, Capstone intends to return any stock sales proceeds to the investor(s). We intend to raise $35,500 from the sale of 3,350,000 shares at $.01 per share. The following table indicates how we intend to use these proceeds. Items are listed on a priority basis, in order of descending importance.

<table>
Expenditure Item	Amount
Professional Fees	$15,000
Consulting Fees	7,500
Travel and Accommodation	5,000
Promotional Materials	3,500
Communications	1,500
Website Development	3,000
Total	$35,500

</table>

The above expenditure items are defined as follows:

Professional fees: These fees relate to the legal and accounting costs of preparation and submission of the required filings.

Consulting Fees: Includes the cost of consulting with industry experts for advice and professional support.

Travel and Accommodation: These costs are for travel that will be necessary in negotiating and securing insurance and annuity supply contract(s) as well as brokers and agents.

Promotional Materials: This will provide a minimal amount of product and program information necessary to conduct a recruitment campaign for insurance and annuity brokers and agents.

Communications: Postage, courier, long distance telephone and fax costs.

Website development: The cost associated with preliminary development of the website.

There is no assurance that Capstone will raise the full $35,500 as anticipated. The following is the break down of how Management intends to use the proceeds if only the minimum amount, or 50 percent, or 75 percent of the maximum offering amount is raised:

<table>
Expenditure Item	Minimum	50%	75%
Professional Fees	$ 15,000	$ 15,000	$ 15,000
Consulting Fees		1,000	4,000
Travel and Accommodation		1,000	3,500
Promotional Materials		500	2,000
Communications		250	1,125
Web-Site Development			1,000
Totals	$ 15,000	$ 17,750	$ 26,625

</table>

As indicated previously, if anything less than the minimum offering amount is raised, the funds will be returned to the investor(s).

If the minimum-offering amount of $15,000 is raised, the entire amount will be used to pay professional fees. We anticipate that this amount will be sufficient to pay all professional fees, however there would be no funds available for furtherance of our plan of operations, as detailed in Item 17 of this filing.

In the event that only 50% of the offering amount is raised, Capstone will use it to pay all professional fees, plus a minimal amount towards consulting, travel, promotional and communication costs. Without the ability to travel, communicate and to make an informed professional presentation it is likely that it will take much longer to secure suppliers, brokers and agents.

If 75% of the total offering amount is raised, there will be sufficient funds to pay all professional fees, plus a significant portion of all budgeted expenditure items.

Item 5. Determination of Offering Price

There is no established market for the Registrant's stock. The offering price for shares sold pursuant to this offering is set at $.01, which is the price paid by the existing shareholders. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for Capstone's stock) and the high level of risk considering the lack of operating history of Capstone

Item 6. Dilution

Not applicable.

Item 7. Selling Security Holders

The selling shareholders named in this prospectus are offering 2,050,000 of the 3,550,000 shares of common stock offered through this prospectus. The shares include the following:

1. 2,050,000 shares of the Capstone's common stock that the selling shareholders acquired from Capstone in an offering that was relied upon as being exempt from registration under Regulation D of the Securities Act of 1933, and completed on June 1, 2001.

The following table provides as of June 1, 2001, information regarding the beneficial ownership of the common stock held by each of the selling shareholders, including:

1. number of shares owned by each prior to this offering;

2. position with issuer

3. total number of shares that are to be offered for each;

4. total number of shares that will be owned by each upon completion of the offering;

5. percentage owned by each; and

6. identity of the beneficial holder of any entity that owns the shares.

<table>
Name and Address of Selling Shareholders.	Position with Issuer.	Shares owned prior to this offering.	Total number of shares to be offered for selling shareholders' account	Total shares to be owned upon completion of this offering	Percent Owned Upon Completion of this offering

Brian Koehn Suite 246, 13888-70th Avenue Surrey, B.C.	Officer/Director	100,000	100,000	0	0%
Darryl Mills 6966 Coach Lamp Drive Chilliwack, B.C.	Officer/Director	100,000	100,000	0	0%
Rod Veremy 4;19;67;32; NW County of Athabasca No. 12 Grassland, Alberta	Officer/Director	100,000	100,000	0	0%
Lois Meisinger 22346A Twp Rd 530 Ardrossan, Alberta	None	100,000	100,000	0	0%
Wally Major 22346 Twp Rd 530 Ardrossan, Alberta	None	100,000	100,000	0	0%
Gerry Meisinger 22346A Twp Rd 530 Ardrossan, Alberta	None	100,000	100,000	0	0%
Doris Major 22346 Twp Rd 530 Ardrossan, Alberta	None	50,000	50,000	0	0%
Wade Meisinger 6736 Sunshine Coast Hwy Sechelt, B.C.	None	100,000	100,000	0	0%
Marnie Meisinger 6736 Sunshine Coast Hwy Sechelt, B.C.	None	100,000	100,000	0	0%
Jean Blanchard #209, 601 North Road Coquitlam, B.C.	None	100,000	100,000	0	0%
Jenny Major R.R. #1, Site 11, Box 32 Millet, Alberta	None	100,000	100,000	0	0%
Allen Ridley R.R. #2, Site 5, Box 13 Rimbey, Alberta	None	100,000	100,000	0	0%
Evelyn Ridley R.R. #2, Site 5, Box 13 Rimbey, Alberta	None	100,000	100,000	0	0%
Tom McMahon 59 Nootka Road Leduc, Alberta	None	100,000	100,000	0	0%
Sylvia McMahon 59 Nootka Road Leduc, Alberta	None	100,000	100,000	0	0%
Gerry Karpinka 101 Beauvista Drive Sherwood Park, Alberta	None	100,000	100,000	0	0%
Maria Karpinka 101 Beauvista Drive Sherwood Park, Alberta	None	100,000	100,000	0	0%
Frank Meisinger 4;19;67;32; NW County of Athabasca No. 12 Grassland, Alberta	None	100,000	100,000	0	0%
Sherry Theoret 130 Doverglen Cres S.E. Calgary, Alberta	None	100,000	100,000	0	0%
Christine Broggi 474 Evergreen Park Edmonton, Alberta	None	100,000	100,000	0	0%
Joseph Levesque 474 Evergreen Park Edmonton, Alberta	None	100,000	100,000	0	0%

</table>

Except as otherwise noted in this list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 2,050,000 shares of common stock outstanding on June 1, 2001.

Other than Brian Koehn, Darryl Mills and Rod Veremy, all of whom serve as officers and Directors of the company, none of the selling shareholders or their beneficial owners:

(a) has had a material relationship with Capstone, other than as a shareholder at any time within the past three years; or

(b) has ever been an officer or director of Capstone International or any of its predecessors or affiliates.

Item 8. Plan of Distribution

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making. All the shares will be issued to business associates, friends, and family of current Capstone shareholders and principles of the Company. The Officers and Directors of the Company, Masseurs Koehn, Mills and Veremy, will not register as broker-dealers in connection with this offering. Masseurs Koehn, Mills and Veremy will not be deemed to be brokers pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since they are not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, are not an associated person of a broker or dealer, nor have they been so associated within the previous twelve months, primarily performs substantial duties as Officers and Directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months.

Item 9. Legal Proceedings

Capstone is not a party to any pending legal proceedings.

Item 10. Directors, Executive Officers, Promoters and Control Persons

Brian Koehn, President, Member of the Board of Directors, age 52. Mr. Koehn graduated from the University of Alberta, located in Edmonton, Alberta in 1972 with a Bachelor of Arts Degree. In addition to his degree, Mr. Koehn also holds Professional Management Certificates in Market Planning, Executive Analysis, and Taxation.

Mr. Koehn has over 25 years experience managing and directing various manufacturing and service oriented companies. Early on in his career he started his own professional services business, which he operated for 7 years until he sold it to acquire an interest in a manufacturing business. While holding a number of executive positions within the manufacturing firm, the company's sales increased by 750%. Much of the firm's work was made up of lucrative long-term Government supply contracts.

Mr. Koehn has been involved with publishing a national magazine, and most recently with doing management consulting. He has helped many small and medium-sized businesses with international and specialty marketing. He has spent most of the past year working with a group of Vancouver area funeral homes developing market share for pre-paid funerals and insurance and annuity products.

Darryl Mills, Secretary/Treasurer, Member of the Board of Directors, age 47. Mr. Mills graduated from the University of Saskatchewan, in Saskatoon, Saskatchewan with a Bachelor of Commerce Degree and from the University of Regina, in Regina Saskatchewan with a Graduate Diploma in Government Administration.

Most of Mr. Mills' career has been in public service. He spent nearly 20 years with the Province of Saskatchewan in a variety of increasingly responsible roles. He has been: an Auditor with the Saskatchewan Workers Compensation Board; Assistant Director of Economic Development with the Department of Northern Saskatchewan; Executive Assistant to the Minister of Finance, and Executive Director of the Saskatchewan Gaming Commission.

In addition to his time spent with the Province of Saskatchewan, Mr. Mills also spent 3 years as Secretary Treasurer of the Kamsack School Division, and several years with the Canadian Institute of Chartered Accounts. Most recently Mr. Mills has been doing management consulting with a private group of Investors and International Entrepreneurs. Mr. Mills held the position of Secretary Treasurer and Director with Far East Ventures, Inc from February to August of 2000.

Rodney Veremy, Member of the Board of Directors, age 25. In 1997, Mr. Veremy graduated from Grant McEwen Community College in Edmonton, Alberta with a Diploma in Business Administration.

He accepted his first management position in 1995. In 1997, after attending Business College, Mr. Veremy was hired as Assistant Manager by a medium-sized trucking firm. In 1999 he was promoted to general manager. In the spring of 2000, he started his own trucking company employing 16 drivers. In addition to doing private hauling, Mr. Veremy's company has 7 permanent contracts and 1 temporary contract.

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholders of Capstone owning 5% or more of the common stock: and shares owned by Capstone's Directors and officers;

<table>
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Brian Koehn Director, President, 246 - 13888 - 70th Ave, ~~1st Floor~~Surrey B.C., Canada, V3W 0R8	100,000	4.8%
Common	Darryl Mills Director, Sec/Tres 6966 Coach Lamp Dr., Chilliwack B.C., Canada, V2R 2X6	100,000	4.8%
Common	Rod Veremy Director 4; 19; 67; 32; NW, County of Athabasca, No. 12, A.B., Canada	100,000	4.8%
Common	Directors and officers as a group (3)	300,000	14.6%

</table>

Item 12. Description of Securities

COMMON STOCK

Capstone's Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock of $.001 par value. Each record holder of Common Stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of Capstone's Common Stock are issued, the relative interest of then existing stockholders may be diluted.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

Item 13. Interest of Named Experts and Counsel

No expert or counsel who was hired on a contingent basis will receive a direct or indirect interest in Capstone or was a promoter, underwriter, voting trustee, director, officer, or employee, of Capstone.

Item 14. Disclosure of Commission Position of Indemnification for Securities Liabilities

According to Section 5 of Capstone's Bylaws, the Company is obligated to indemnify its directors, officers, agents and employees to the fullest extent authorized under Delaware Law subject to certain specified limitations. As permitted by Delaware Statutes, the Company may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 15. Organization Within Last Five Years

No promoters received or expect to receive any assets, services or other consideration from Capstone. No assets will be or are expected to be acquired from any promoter on behalf of Capstone. In addition, see Certain Relationships and Related Transactions, Item 19, below.

Item 16. Description of Business

BUSINESS DEVELOPMENT

Capstone International Corporation ("Capstone", "we", "us", "the Company", "the Registrant") was incorporated on November 16, 2000, in the state of Delaware. The Company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Capstone has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.

BUSINESS OF ISSUER

Capstone intends on creating a final needs death services or funeral home business.

Principal Products and Services

We plan on offering every type of product and service available to the final needs consumer: insurance and annuity products; cremation services; funeral and burial services; caskets and urns; monuments and memorialization products; columbarium (a final resting place for cremated human remains) facilities; and, reception facilities.

All of the products we intend to supply will be purchased from any one of a variety of industry wholesalers, then resold to retail customers. Our insurance and annuity products will be sold through insurance brokers and agents. The remainder of our products and services will be sold directly to retail customers from our funeral home facilities that we intend to either purchase or build during the second year of operations.

While all of the products and services we intend on selling are available through existing retail operators, most of these operators do not provide all of these services. Capstone plans on offering all of these services, from one facility.

Market

The market for final needs death services is absolute. People are always dying and the rate at which they are dying is very stable and predictable. The only variable in the market place is the change in demand for the various types of products and services.

Historically, the North American final needs death services industry has concentrated on providing traditional funerals and burials of the final remains. Interment of the final remains was in a cemetery plot and the grave would be marked with a granite monument. Cremation was something that was almost never done, columbaria were unnecessary and the term memorialization was unheard of.

Today that is all changing. Cremation is quickly becoming a popular method of disposing of human remains. In many markets traditional funerals and full burials are less popular than cremations. According to statistics provided by the Cremation Association of North America (CANA), the use of cremation has grown to over 70% in some regions of North America. This is especially true in west-coast areas and in other locations with high concentrations of Asian and Indo-Asian immigrants. According to the CANA, the cremation rate in British Columbia, Canada was 73.1 percent in 1998. According to the same source, the Canadian average for the same year was 42.2 percent, up from 33.2 percent ten years earlier.

Another aspect of the death services industry that has changed in recent years is the introduction and growth of the final needs insurance and annuity sector. Many consumers have purchased and continue to purchase life insurance policies and annuity products that are specifically designed to cover the costs of final needs at the time of the policy holder's death.

The Capstone plan is to capitalize on these new trends and to provide the type of products that consumers are demanding more and more.

Distribution

The Capstone plan is to distribute its insurance and annuity products through a network of pre-existing insurance brokers and agencies. By doing this we can reduce our start-up costs substantially and benefit immediately from the existing client base that brokers and agents have at their disposal. At the present time we do not have any agreements or contracts in place with brokers or agents, nor have we begun any negotiations or specific discussions.

The remainder of our products and services will be distributed directly to retail customers through our funeral home facilities. We intend on employing customer service representatives who will deal directly with customers when they come to our facilities. We do not intend to begin expanding into these other areas, or to build or purchase funeral home or cremation facilities until sometime in the second year of operations.

New and or Innovative Products and Services

Capstone has never made any announcements concerning the introduction of new and innovative products or services, nor do we have any intentions to do so in the future.

Competition and Competitive Strategy

The final needs death service industry is made up of many experienced firms and individuals with long histories of commercial success and service to their communities. The industry was built on family run operations that have been passed down from generation to generation. Many of those businesses continue to succeed, however the trend in recent years has been towards more large-scale operations. Many regional firms now operate any number of facilities in particular areas of the United States and Canada. As well, a small group of multi-nationals have also been expanding their holdings through acquisitions throughout the United States and Canada, as well as in other parts of the world.

Capstone's competitive position in this marketplace is non-existent. We intend to build our position by focusing on the growth areas of the industry. We believe that final needs insurance and annuity products, and cremation and memorialization services are the growth areas of the industry.

Sources and Availability of Products and Supplies

All products and supplies that are required by Capstone for consumption or re-sale are readily available from numerous industry wholesalers. The final needs death services industry has not been characterized by product shortages, restrictions or any other type of limiting factors and there are no indications that such problems will occur in the foreseeable future.

Dependence on One or a Few Major Customers

The final needs death services business is not the type of business that is, or can be, dominated by one or a small number of customers. The type of services that Capstone intends to provide have always been considered to be very personal type services. Except for a very limited number of cases, the point of sale decision or actual purchase event takes place between the consumer or purchaser and the service provider. Exceptions occur in cases when government agencies are called upon to make arrangements for indigenous individuals and when family members cannot be located.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry, or any of the products or services that Capstone plans to provide that would give cause for any patent, trademark or license infringements or violations. The Company has also not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

Governmental Controls and Approvals

There are several areas of the Registrant's business that come under government control and require government licensing and or approval. Insurance and financial services sales people and the insurance underwriters supplying insurance and financial service products must be licensed in all Canadian jurisdictions. The insurance and financial service products being sold also must be approved for sale. There is no requirement for re-sellers - such as Capstone - to be licensed.

There is a very sharp distinction between the insurance and annuity products Capstone intends to sell and an actual "pre-paid" funeral. Only licensed funeral home operators are allowed to sell pre-paid funerals in Canada. In addition to special licensing requirements, pre-paid funeral sellers are required to establish special trust facilities and supply substantial bonding before they are allowed to sell pre-paid funerals. Capstone has made a conscious decision not to sell pre-paid funerals because of the added administrative, legal and cost considerations.

All Canadian provinces also require funeral home operators to employ at least one licensed Funeral Director and a licensed Mortician. These individuals require special experience, training and accreditation, however, there is no shortage of fully qualified individuals available for hire and we foresee no problem in securing the licensed personnel we will require when we enter into that stage of operations.

In addition to the specialized licensing mentioned above, the only other type of government approval that is required is the standard business licensing. Management foresees no problem in meeting all licensing requirements as the need arises.

Existing or Probable Government Regulations

In addition to the licensing requirements discussed above, the only other type of Government Regulation relates to Public Health and Safety issues surrounding the handling and disposal of human remains, and Occupational Health and Safety issues as they relate to workplace safety and the handling of hazardous materials. As licensed professionals, the Funeral Director and the Mortician are charged with the responsibility of ensuring compliance with these regulations.

Research and Development Activities and Costs

Capstone has not undertaken any research and development to date.

Compliance With Environmental Laws

Currently there are no environmental laws that have been enacted to address issues specific to the business of the issuer. There are regulations in place to regulate the use of some of the embalming fluids and other chemicals used in the business. As mentioned previously, part of the Mortician's training involves instruction on the use of these products.

Many of the manufacturer's who provide equipment for use in the business have begun developing "environmentally friendly" products. For example, the equipment used to perform cremations is now being sold with built in scrubbers and other features to cut down or eliminate harmful emissions. As we begin securing equipment, we intend to give special consideration and care to ensure that we purchase only equipment that meets the latest environmental standards.

Facilities

Capstone does not own or rent facilities of any kind. At present the Company is operating from its official address, which is located at the private office of the Company's President. We intend to continue to operate from that location until we have negotiated an insurance and annuity supply contract and begun to meet with sales brokers and agents. We anticipate that at or about that time we will require additional space and resources, which will make it necessary to move to a larger more accessible office facility. This facility will become corporate headquarters and will be the center of the insurance and annuity sales operation. As we develop revenues and expand into the other areas of the business, we will either purchase existing funeral home and cremation facilities or construct new facilities.

Employees

Capstone has no intention to hire employees until an insurance and annuity underwriter has been secured and the process of sourcing sales brokers and agents is well under way. The Company's Officers and Directors intend to do the planning and development necessary to bring the Company to the point of earning revenues from the sale of final needs insurance and annuities. Human Resource Planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.

REPORTS TO SECURITY HOLDERS

Capstone will voluntarily make available an annual report including audited financials on Form 10-K or Form 10-KSB to security holders. Capstone is not currently a fully reporting company, but upon effectiveness of this registration statement, will be required to file reports with the SEC pursuant to the Exchange Act.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 17. Plan of Operation

While Capstone intends to build a full service final needs death services business, we do not believe we will have the financial resources necessary to do so during the first twelve months of operations. Our intention is to develop the final needs insurance and annuity business first, then to expand into cremations, traditional funerals, monument and memorialization sales, and finally columbarium facilities, as funds become available from earnings.

We have chosen to enter the insurance and annuity market sector first, because of the low entry cost and the minimal investment required to operate in that sector of the business. When selling insurance and annuities, there are no capital outlays required for inventory. And, by using independent brokers and agents, we can keep our cash requirements to a minimum.

Our first step will be to secure insurance and annuity underwriters to supply our final needs insurance and annuity product. We intend to enter into a re-sellers supply contact with an insurance underwriter within the first six months of operations. Once we have a supplier in place, we will work with them to develop sales training materials, promotional information and the forms and other documentation necessary to market the products effectively. There are many insurance companies in both Canada and the United States that provide the type of wholesale insurance and annuity products we are looking for, therefore, we do not foresee any problem in being able to secure a supplier on terms that are mutually acceptable.

Capstone intends to begin looking for insurance brokers and agents as soon as we have a wholesale supplier in place. Once we have full details about the product and the supplier we will start approaching potential brokers and agents. We plan on building our market from west to east; therefore we will be prospecting for brokers and agents in the same fashion.

At recent informal discussions with several insurance company executives, we were advised that their companies were paying gross commission amounts of from 17 to 23 percent to re-sellers of final needs insurance and annuity policies. The actual rate is dependent upon the age of the policyholder, the type of product being purchased and the payment terms. We were also told that the underwriting insurance company typically pays a substantial portion of promotional and sales training costs, and that most underwriters provide all commission processing, policy documentation, claims processing and accounting for the re-sellers.

At another meeting with insurance brokers and agents we were advised that Capstone can expect to pay from ten to fifteen percent in sales commissions, as well as a portion of marketing and promotional costs. The actual amount of commission revenues and expenses, and our contribution to marketing and promotional costs will be determined during negotiations with suppliers, sales brokers and agents.

By building the business in the fashion we have described, we will be able to avoid hiring significant numbers of employees for at least the first year. As insurance and annuity re-sellers, we expect our administrative workload will be minimal. When a policy is sold the paperwork will be sent to the underwriter for processing. They will issue the policy documentation to the policyholder; the commissions to the brokers and agents; and, send us a final accounting and an over-ride commission.

How long we will be able to satisfy our cash requirements, and whether we will require additional funding in the next twelve months is dependent upon two factors: the terms of the re-sellers agreement we are able to negotiate with an underwriter, and our success at selling insurance and annuity products.

If we are able to conclude negotiations quickly, we will have more time to sell final needs insurance and annuities and earn revenues during this fiscal period. Also, if our underwriter agrees to cover sales broker and agent training expenses and the cost of promotional materials we will require much less cash. As we mentioned previously, during meetings with potential insurance underwriters we were advised that it is commonplace in the industry for the insurance underwriter to pay for a substantial amount of the start-up training costs and promotional materials.

The Company has no plans to undertake product research and development during the term covered by this registration. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations. Management also has no intention of hiring a significant number of employees during the first year of operations.

Expenditures

The following chart provides an overview of our budgeted expenditures by major area of activity, for the twelve (12) month period upon effectiveness of this Registration Statement. For the purpose of this presentation, we have assumed that neither our insurance and annuity supplier, nor our sales brokers and agents will bear any costs of developing or supplying promotional materials, sales training materials, or sales training courses or seminars. We intend to raise the necessary funds through private placements and investments from insurance companies.

<table>

Expenditure Item	Amount
Professional Services	$30,000
Travel & Accommodations	30,000
Promotional Materials	25,000
Meeting Expenses	25,000
Training Materials	15,000
Legal & Accounting Fees	10,000
Advertising	10,000
Communications	7,200
Office Rent	6,000
Media Consulting	5,000
Equipment Rental	3,000
Salaries & Benefits	39,000
Total	$205,200

</table>

Professional Services: This item refers to the cost of purchasing the services of training professionals to deliver product specific training to sales brokers and agents. We expect to incur these costs during the seventh to tenth month of operations.

Travel & Accommodations: This item refers to travel and accommodation expenses specific to providing sales training seminars in various locations in British Columbia, Alberta, Saskatchewan, Manitoba and Ontario. We expect to be making these expenditures during the seventh and tenth month of operation.

Promotional Materials: This item refers to the cost of producing promotional materials. We expect to be incurring these costs from the sixth to the eighth month of operations.

Meeting Expenses: This item refers specifically to the cost associated with conducting sales training meeting and seminars. It covers items such as meeting room rentals, media equipment rental, and food and beverage service. These costs are anticipated to occur between the seventh and tenth month of operations.

Training Materials: This item refers to the cost of producing and supplying training materials and reference material packages for sales brokers and agents. We expect to be incurring these costs between the fifth and sixth month of operations.

Legal & Accounting Fees: This item refers specifically to legal and accounting fees incurred for drafting and reviewing contracts and agreements, and for conducting management audits on sales and revenue reports supplied by our insurance and annuity underwriter. We anticipate making these expenditures throughout the last half of the first year of operations.

Advertising: This item refers specifically to the cost of advertising for sales brokers and agents. We anticipate making these expenditures between the fourth and eighth month of operations.

Communications: This item refers to telecommunication, postage, courier and all other related form of communication costs. We expect to incur these costs throughout the period covered by this Registration Statement.

Office Rent: This item refers to office rent for the last six months of the first year of operation. We do not anticipate a need for rented space during the first half of the year.

Copy Editing & Consulting: This item refers to the cost of consulting with a professional writer and having our promotional and training materials edited before printing. We expect to be incurring these costs very near the sixth month of operations.

Equipment Rental: This item refers to the rental cost of office equipment and furniture. We anticipate incurring these costs only during the last half of the year.

Salaries & Benefits: This item refers to salary and benefit costs for two people for a six month period. We do not expect to hire employees before the end of the first six-month period of operations.

Item 18. Description of Property

Capstone does not own any property, real or otherwise. For the first six months we intend to operate from our president's private office at his residence, at no cost to the Company.

The Company does not do any investments in real estate or have any interests in real estate. Capstone does not invest in real estate mortgages, nor does it invest in Securities of, or interests in, persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions

Capstone has not entered into any agreements that require disclosure to our shareholders.

Item 20. Market for Common Equity and Related Stockholder Matters

Market Information

Currently there is no public trading market for Capstone stock, and Capstone has not applied to have its common stock listed.

Holders.

As of the filing of this Registration Statement, the Company had twenty (20) shareholder of record of its common stock.

Dividends.

As of the filing of this registration statement, registrant has not paid any dividends to its shareholder. There are no restrictions which would limit the ability of Capstone to pay dividends on common equity or that are likely to do so in the future. Capstone does not intend to pay dividends to its shareholders in the foreseeable future.

Item 21. Executive Compensation

Capstone's Executive officer does not currently receive and is not accruing any compensation.

Item 22. Financial Statements

The following audited financial statements from date of inception, November 16, 2000, to March 31, 2001 of Capstone are filed herewith:

Balance Sheet

Statement of loss

Statement of stockholder's equity

Statement of Cash flows


CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

MARCH 31, 2001 AND DECEMBER 31, 2000


TABLE OF CONTENTS

<table>

</table>


David E. Coffey

3651 Lindell Road, Suite I, Las Vegas, NV 89103

_________________________________________

Certified Public Accountant

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders

of Capstone International Corporation

Surrey, BC, Canada

I have audited the accompanying balance sheets of Capstone

International Corporation (a development stage company) as of March 31,

2001 and December 31, 2000 and the related statements of operations,

cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from November 16, 2000 (date of inception) to March 31, 2001. These statements are the responsibility of

Capstone International Corporation's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted

auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Capstone International

Corporation as of March 31, 2001 and December 31, 2000 and the results of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from November 16,

2000, in conformity with generally accepted accounting principles.

David E. Coffey, C. P. A.

Las Vegas, Nevada

May 10, 2001


CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

<table>
	March 31, 2001	December 31, 2000
ASSETS
Cash	$32	$32
Total Assets	$32	$32

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable	$0	$0
Total Liabilities	$0	$0

Stockholders' Equity
-Common Stock, authorized 100,000,000 shares at .001 par value, 100,000 shares issued and outstanding.	100	100
-Additional paid-in capital.	$900	$900
-Deficit accumulated during the development stage.	$(968)	$(968)
Total Stockholders' Equity	$32	$32

Total Liabilities and Stockholders' Equity	$32	$32

</table>

The accompanying notes are an integral part of these financial statements.


CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS AND DEFICIT

ACCUMULATED DURING THE DEVELOPMENT STAGE

( With Cumulative Figures From Inception )

<table>
	Three Months Ending Mar.31, 2001	From Inception, Nov.16, 2000 to Dec. 31, 2000	From Inception, Nov.16, 2000 to Mar.31, 2001

Income	$0	$0	$0

Expenses:
Organizational costs	$0	$968	$968

Total expenses	$0	$968	$968

Net loss	$0	$(968)	$(968)

Retained earnings, beginning of period	$(968)	$0

Deficit accumulated during the development stage	$(968)	$(968)

Earnings (loss) per share assuming dilution: Net loss	$0	$(0.01)	$(0.01)

Weighted average shares outstanding	100,000	100,000	100,000

</table>

The accompanying notes are an integral part of these financial statements.


CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FROM NOVEMBER 16, 2000 (Date of Inception) TO MARCH 31, 2001

<table>
	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total

Balance, November 16, 2000	---	$---	$---	$---	$---

Issuance of common stock for cash, November 20, 2000	100,000	$100	$900	$0	$1,000

Less net loss	0	$0	$0	$(968)	$(968)

Balance, December 31, 2000	100,000	$100	$900	$(968)	$32

Less net loss	0	$0	$0	$0	$0

Balance, March 31, 2001	100,000	$100	$900	$(968)	$32

</table>

The accompanying notes are an integral part of these financial statements.


CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(With Cumulative Figures From Inception)

<table>
	Three Months Ending Mar.31, 2001	From Inception, Nov.16, 2000 to Dec. 31, 2000	From Inception, Nov.16, 2000 to Mar.31, 2001

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net Loss	$0	$(968)	$(968)
Non-cash items included in net loss
Adjustments to reconcile net loss to cash used by operating activity	$0	$0	$0

NET CASH PROVIDED BY OPERATING ACTIVITIES	$0	$(968)	$(968)

CASH FLOWS FROM INVESTING ACTIVITIES	$0	$0	$0

CASH FLOW FROM FINANCING ACTIVITIES:
Sale of common stock	$0	$100	$100
Paid-in capital	$0	$900	$900

NET CASH PROVIDED BY FINANCING ACTIVITIES	$0	$1,000	$1,000

NET INCREASE IN CASH	$0	$32	$32

CASH AT BEGINNING OF PERIOD	$32	$0

CASH AT END OF PERIOD	$32	$32

</table>

The accompanying notes are an integral part of these financial statements.


CAPSTONE INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2001 AND DECEMBER 31, 2000

NOTE A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated on November 16, 2000 under

the laws of the State of Delaware. The business purpose of

the Company is to acquire funeral facilities and the selling of prepaid funeral programs.

The Company will adopt accounting policies and procedures

based upon the nature of future transactions.

NOTE B: EARNINGS (LOSS) PER SHARE

Basic EPS is determined using net income divided by the

weighted average shares outstanding during the period.

Diluted EPS is computed by dividing net income by the

weighted average shares outstanding, assuming all dilutive

potential common shares were issued. Since the Company

has no common shares that are potentially issuable, such as

stock options, convertible securities or warrants, basic and diluted EPS are the same.

NOTE C: COMMON STOCK ISSUES

On November 20, 2000 the Company authorized the sale of

100,000 shares of it's common stock at $.01 per share for

total proceeds of $1,000. The proceeds were used for

working capital purposes.


Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

None, not applicable.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Delaware law provides liberal indemnification of officers and directors of Delaware corporations.

Section 145 of the Delaware Code permits a corporation to indemnify any officer, Director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys fees, actually and reasonably incurred by him. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefore, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

Article Five of the By-Laws of Capstone provides for the mandatory indemnification and reimbursement of any director or officer against expenses actually and necessarily incurred by them in connection with the defense of an action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of the corporation, except in relation to matters as to which any such director or officer shall be adjudged to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise.

Item 25. Other Expenses of Issuance and Distribution

Capstone has or will expend $15,000 for attorney and accountant fees in relation to this registration statement.

Item 26. Recent Sales of Unregistered Securities

Capstone has sold securities within the past three years without registering the securities under the Securities Act of 1933 on two separate occasions.

Mr. Brian Koehn purchased 100,000 shares of common stock from Capstone on November 20, 2000 for $1,000. The shares were issued as a private placement. No underwriters were used, and no commissions or other renumeration was paid except to Capstone. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. Mr. Koehn continues to be subject to Rule 144 of the Securities Act of 1933.

On June 1, 2001, a private placement offering was completed, under which 1,950,000 shares of common stock were sold at a price of $.01 per share to 19 shareholders for a total of $19,500. No underwriters were used, and no commissions or other remuneration was paid except to Capstone. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. All shareholders continue to be subject to Rule 144 of the Securities Act of 1933.

Item 27. Exhibits


3(i)	Articles of Incorporation.	Included
(ii)	Bylaws.	Included
(5)	Opinion re: Legality.	Included
(15)	Letter on unaudited interim financial information.	Included
(23)	Consents of experts and counsel.	Included
(EX99-15)	Financial Statement	Included



Item 28. Undertakings

Capstone hereby undertakes the following:

(1) For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Surrey, Province of British Columbia, Canada, on June 5, 2001.

CAPSTONE INTERNATIONAL CORPORATION

________________________________

Brian Koehn, President, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

________________________________

Darryl Mills

President, Secretary/Treasurer, Director